EXHIBIT 99.1

Argan, Inc.  Reports Second Quarter Results

September 8, 2015 — ROCKVILLE, MD — Argan, Inc. (NYSE: AGX) today announced financial results for its second quarter and six month period ended July 31, 2015.

Second Quarter 2015 Highlights:

•                  Revenues of $97.4 million for the current quarter vs. $85.5 million in the first quarter ended April 30th.

•                  Revenues of $182.9 million for the six months ended July 31, 2015 vs. $153.2 million for the six months ended July 31, 2014.

•                  Net income attributable to our stockholders was $11.3 million and $18.8 million for the quarter and six months ended July 31, 2015 vs. $8.6 million and $12.0 million for the quarter and six months ended July 31, 2014.

•                  EBITDA attributable to our stockholders was $19.4 million for the current quarter and $31.9 million for the six months ended July 31, 2015.

•                  Cash, cash equivalents and short-term investments totaled just under $300 million at quarter-end.

Our continued strong management of two large, gas-fired power plant projects has resulted in increased revenues and gross profit for the six months ending July 31, 2015 vs. the same period in 2014.  Year to date revenues increased by $29.7 million to $182.9 million for the six months ended July 31, 2015. Our year to date gross profit increased to $49.7 million, or 27% of corresponding revenues, from $31.6 million, or 21% of corresponding revenues, for the six month period July 31, 2014. For the current quarter, revenues declined slightly to $97.4 million. However, our gross profit for the current quarter increased to $28.5 million, or 29% of corresponding revenues, from $21.6 million, or 21% of corresponding revenues, for last year’s second quarter.

Due primarily to the strong performance of the power industry services business, net income attributable to our stockholders for the second quarter was $11.3 million, or $0.75 per diluted share, compared with net income attributable to our stockholders of $8.6 million, or $0.58 per diluted share for the second quarter last year. Net income attributable to our stockholders for the six months ended July 31, 2015 was $18.8 million, or $1.26 per diluted share, and was $12.0 million, or $0.82 per diluted share, for the comparable period last year.

Likewise, consolidated EBITDA attributable to our stockholders increased by $5.5 million to $19.4 million for the current quarter, and increased by $12.5 million to $31.9 million for the six months ended July 31, 2015.

Contract backlog increased during the current quarter to $660 million from $345 million at the end of the first quarter due to the addition of our recently announced EPC contract with Moxie Freedom.  Subsequent to the quarter ended July 31, 2015, we added contract value of approximately $650 million to our backlog as a result of three EPC contracts; a $100 million contract with Exelon and 2 contracts totaling $550 million with NTE Energy.

Commenting on Argan’s second quarter results, Rainer Bosselmann, Chairman and Chief Executive Officer, stated, “Our effective management of large gas-fired power projects has resulted in consistently strong revenues and gross margins. We look forward to the next three to five years, given our strong and improved backlog.”

About Argan, Inc.

Argan’s primary business is providing a full range of services to the power industry including the engineering, procurement and construction of gas-fired and biomass-fired power plants, along with related commissioning, operations management, maintenance, project development and consulting services, through its Gemma Power Systems and Atlantic Projects Company operations. Argan also owns Southern Maryland Cable, which provides telecommunications infrastructure services.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of our power industry services business. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Cynthia Flanders
301.315.0027	301.315.0027

ARGAN, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
REVENUES
Power industry services	$93,471,000	$100,418,000	$176,355,000	$150,242,000
Telecommunications infrastructure services	3,963,000	1,612,000	6,566,000	2,979,000
Revenues	97,434,000	102,030,000	182,921,000	153,221,000
COST OF REVENUES
Power industry services	66,136,000	79,261,000	128,515,000	119,311,000
Telecommunications infrastructure services	2,805,000	1,205,000	4,746,000	2,296,000
Cost of revenues	68,941,000	80,466,000	133,261,000	121,607,000
GROSS PROFIT	28,493,000	21,564,000	49,660,000	31,614,000
Selling, general and administrative expenses	4,848,000	4,481,000	10,387,000	7,859,000
INCOME FROM OPERATIONS	23,645,000	17,083,000	39,273,000	23,755,000
Other income, net	128,000	41,000	212,000	63,000
INCOME BEFORE INCOME TAXES	23,773,000	17,124,000	39,485,000	23,818,000
Income tax expense	7,939,000	5,104,000	12,800,000	6,997,000
NET INCOME	15,834,000	12,020,000	26,685,000	16,821,000
Net income attributable to noncontrolling interests	4,527,000	3,470,000	7,875,000	4,796,000

NET INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$11,307,000	$8,550,000	$18,810,000	$12,025,000

EARNINGS PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$0.77	$0.59	$1.28	$0.84
Diluted	$0.75	$0.58	$1.26	$0.82

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	14,747,000	14,399,000	14,693,000	14,350,000
Diluted	15,003,000	14,655,000	14,952,000	14,641,000

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

Consolidated Operations (Unaudited)

	Three Months Ended July 31,
	2015	2014
Net income	$15,834,000	$12,020,000
Less net income attributable to noncontrolling interests	(4,527,000)	(3,470,000)
Interest expense	(34,000)	—
Income tax expense	7,852,000	5,104,000
Depreciation	140,000	141,000
Amortization of purchased intangible assets	104,000	61,000
EBITDA attributable to the stockholders of Argan, Inc.	$19,369,000	$13,856,000

Power Industry Services (Unaudited)

	Three Months Ended July 31,
	2015	2014
Income before income taxes	$24,787,000	$18,428,000
Less pre-tax income attributable to noncontrolling interests	(4,614,000)	(3,470,000)
Interest expense	(34,000)	—
Depreciation	95,000	96,000
Amortization of purchased intangible assets	104,000	61,000
EBITDA attributable to the stockholders of Argan, Inc.	$20,338,000	$15,115,000

Consolidated Operations (Unaudited)

	Six Months Ended July 31,
	2015	2014
Net income	$26,685,000	$16,821,000
Less net income attributable to noncontrolling interests	(7,875,000)	(4,796,000)
Interest expense	(101,000)	—
Income tax expense	12,756,000	6,997,000
Depreciation	258,000	283,000
Amortization of purchased intangible assets	164,000	121,000
EBITDA attributable to the stockholders of Argan, Inc.	$31,887,000	$19,426,000

Power Industry Services (Unaudited)

	Six Months Ended July 31,
	2015	2014
Income before income taxes	$41,787,000	$26,437,000
Less pre-tax income attributable to noncontrolling interests	(7,919,000)	(4,796,000)
Interest expense	(101,000)	—
Depreciation	170,000	192,000
Amortization of purchased intangible assets	164,000	121,000
EBITDA attributable to the stockholders of Argan, Inc.	$34,101,000	$21,954,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and the determination of appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from the Company’s GAAP results of operations. Pursuant to the requirements of SEC Regulation G, reconciliations between the Company’s GAAP and non-GAAP financial results are included in the presentations above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	July 31, 2015	January 31, 2015
	(Unaudited)	(Note 1)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$182,136,000	$333,691,000
Short-term investments	117,064,000	—
Accounts receivable, net of allowance for doubtful accounts	38,839,000	27,330,000
Costs and estimated earnings in excess of billings	2,943,000	455,000
Notes receivable and accrued interest	6,281,000	1,786,000
Prepaid expenses and other current assets	2,856,000	1,092,000
TOTAL CURRENT ASSETS	350,119,000	364,354,000
Property, plant and equipment, net of accumulated depreciation	5,189,000	6,518,000
Goodwill	22,887,000	18,476,000
Intangible assets, net of accumulated amortization	1,863,000	1,845,000
TOTAL ASSETS	$380,058,000	$391,193,000

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$32,392,000	$37,691,000
Accrued expenses	24,022,000	15,976,000
Billings in excess of costs and estimated earnings	114,587,000	161,564,000
Deferred income tax liabilities	656,000	201,000
TOTAL CURRENT LIABILITIES	171,657,000	215,432,000
Deferred income tax liabilities	821,000	809,000
TOTAL LIABILITIES	172,478,000	216,241,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.10 per share — 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share — 30,000,000 shares authorized; 14,792,702 and 14,634,434 shares issued at July 31 and January 31, 2015, respectively; 14,789,469 and 14,631,201 shares outstanding at July 31 and January 31, 2015, respectively	2,219,000	2,195,000
Additional paid-in capital	115,621,000	109,696,000
Retained earnings	92,418,000	73,614,000
Treasury stock, at cost — 3,233 shares at July 31 and January 31, 2015	(33,000)	(33,000)
TOTAL STOCKHOLDERS’ EQUITY	210,225,000	185,472,000
Noncontrolling interests	(2,645,000)	(10,520,000)
TOTAL EQUITY	207,580,000	174,952,000
TOTAL LIABILITIES AND EQUITY	$380,058,000	$391,193,000

Note 1 — The condensed consolidated balance sheet as of January 31, 2015 has been derived from audited consolidated financial statements.